SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

October 5, 2007

Date of Report (Date of earliest event reported)

WATAIRE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Washington	000-49955	91-2060082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21550 Oxnard Street, Suite 300, Woodland Hills, CA 91367

(Address of principal executive offices)

Registrant's telephone number, including area code: (877) 602-8985

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

On October 5, 2007, the Company agreed to issue to Darfield Financial Corp.  1,362,329 units, each unit consisting of a share of common stock and a warrant to purchase a share of common stock, in consideration for the $215,000 promissory note and $16,596 interest payable of indebtedness of the Company to Darfield Financial Corp. ($0.17 per unit).  The warrants stock expire September 30, 2010 and are exercisable at $.17 per share.

On October 5 2007, the Company agreed to issue to Robert Rosner 696,494 units, each unit consisting of a share of common stock and a warrant to purchase a share of common stock, in consideration for the $90,000 CAD promissory note, $6,485 CAD interest payable and $21,919 of indebtedness of the Company to Robert Rosner ($0.17 per unit).  The warrants stock expire September 30, 2010 and are exercisable at $.17 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATAIRE INTERNATIONAL, INC.

Date: October 10, 2007	By: /s/ Robert Rosner
Robert Rosner